UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
_____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2017 (February 3, 2017)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Ms. Kerri L. Fox and Messrs. Marc S. Rosenberg, Edward “Ned” Hall and David Pauker to the Corporate Governance and Conflicts Committee of the Board of Directors

On December 27, 2016, TerraForm Power, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that on December 20, 2016, the board of directors (the “Board”) of the Company voted to elect Mr. David Pauker to the Board effective immediately. On November 23, 2016, the Company filed a Current Report on Form 8-K disclosing that on November 21, 2016, the Board voted to elect Ms. Kerri L. Fox and Messrs. Marc S. Rosenberg and Edward “Ned” Hall to the Board effective immediately. At the time of the reports, the Board had not yet determined on which committee or committees Ms. Fox and Messrs. Rosenberg, Hall and Pauker would serve as a member or members.

On February 3, 2017, the Board appointed Ms. Fox and Messrs. Hall, Rosenberg and Pauker to the Corporate Governance and Conflicts Committee of the Board (the “Conflicts Committee”), effective immediately upon the resignation of Messrs. Christopher Compton, Hanif “Wally” Dahya and John F. Stark from the Conflicts Committee. Messrs. Compton, Dahya and Stark resigned from the Conflicts Committee on February 3, 2017. As a result of these changes, the Conflicts Committee consists of four members, Ms. Fox and Messrs. Hall, Rosenberg and Pauker. Mr. Hall serves as the Chairperson of the Conflicts Committee.

Additionally, on February 3, 2017, the members of the Conflicts Committee of TerraForm Power, LLC (the “LLC Conflicts Committee”) appointed Ms. Fox and Messrs. Hall, Rosenberg and Pauker to the LLC Conflicts Committee, effective immediately upon the resignation of Messrs. Compton, Dahya and Stark from the LLC Conflicts Committee. Messrs. Compton, Dahya and Stark resigned from the LLC Conflicts Committee on February 3, 2017. As a result of these changes, the LLC Conflicts Committee consists of four members, Ms. Fox and Messrs. Hall, Rosenberg and Pauker.

Creation of Compensation Committee

For purposes of the applicable stock exchange rules, the Company is a “controlled company.” As a controlled company, the Company relies upon certain exceptions, including with respect to establishing a compensation committee or nominating committee. While the Company remains able to reply upon such exceptions, on February 3, 2017, the Board created a Compensation Committee of the Board (the “Compensation Committee”).

The Compensation Committee is responsible for, among other matters: (i) reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, (ii) determining, or recommending to the Board for determination, the Chief Executive Officer’s compensation level based on this evaluation, (iii) determining, or recommending to the Board for determination, the compensation of directors and all other executive officers, (iv) discharging the responsibility of the Board with respect to the Company’s incentive compensation plans and equity-based plans, (v) overseeing compliance with respect to compensation matters, (vi) reviewing and approving severance or similar termination payments to any current or former executive officer of the Company, and (vii) preparing an annual Compensation Committee Report for future periods, if required by applicable SEC rules.

The Compensation Committee consists of three members, Messrs. Hall, Stark and Compton. Mr. Hall, Stark and Compton were appointed to the Compensation Committee by the Board on February 3, 2017. Mr. Stark has been designated as the chairperson of the Compensation Committee. The Board has adopted a written charter for the Compensation Committee which is available on the Company’s corporate website, http://www.terraformpower.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: February 9, 2017	By:	/s/ Sebastian Deschler
	Name:	Sebastian Deschler
	Title:	Senior Vice President, General Counsel and Secretary